EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allied Fireside, Inc.	Wisconsin	Inactive

Allsteel Inc.	Illinois	Allsteel Inc.

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

Hearth & Home Technologies Inc.	Iowa	Hearth & Home Technologies Inc.

HNI Asia L.L.C	Iowa	HNI Asia L.L.C.

HFM Partners	Iowa	HFM Partners

HNI Services L.L.C.	Iowa	HNI Services L.L.C.

The HON Company	Iowa	The HON Company

HON INDUSTRIAS, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS, S.de R.L.de C.V.

HON INDUSTRIAS III, S.de R.L.de C.V.	Mexico	HON INDUSTRIAS III, S.de R.L.de C.V.

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	Inactive

HON (Mexico) L.L.C.	Iowa	Inactive

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

Pearl City Insurance Company	Vermont	Pearl City Insurance Company

River Bend Capital Corporation	Iowa	River Bend Capital Corporation

FWP L.L.C.	Iowa	Inactive

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, Sde R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, Sde R.L. de C.V.

Paoli Inc.	Iowa	Paoli Inc.

HHT L.L.C.	Washington	HHT L.L.C.

Omni Workspace Company	Minnesota	Omni Workspace Company

IntraSpec Solutions, L.L.C.	Minnesota	Inactive

A&M Business Interior Services, L.L.C.	Minnesota	A&M Business Interior Services, L.L.C.

Corporate Installations Minneapolis LLC	Iowa	Corporate Installations Minneapolis LLC

HNI International (Puerto Rico) LLC	Iowa	HNI International (Puerto Rico) LLC

Subsidiary	Country/State of Incorporation	Doing Business As

MacThrift Office Furniture LLC	Delaware	MacThrift Office Furniture LLC

Commercial Office Interiors LLC	Delaware	Commercial Office Interiors LLC

Interior Construction Services LLC	Minnesota	Interior Construction Services LLC

Installation Technology LLC	Minnesota	Installation Technology LLC

Emerald City Moving & Storage LLC	Minnesota	Emerald City Moving & Storage LLC

Fullmer Contract, LLC	Delaware	Fullmer Contract, LLC

Contract Resource Group LLC	Delaware	Contract Resource Group LLC

Wilson Office Interiors LLC	Delaware	Wilson Office Interiors LLC

Compass Office Solutions LLC	Delaware	Compass Office Solutions LLC

Workspace Ohio LLC	Delaware	Dupler Office

Young Office Solutions LLC	Delaware	Young Office Solutions LLC

IAW LLC	Delaware	Ivan Allen Workspace

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI Hong Kong Limited	Hong Kong	HNI Hong Kong Limited

Fullmer Installation Company	California	Fullmer Installation Company

Lamex Investment SRL	Barbados	Lamex Investment SRL

Lamex Development SLR	Barbados	Lamex Development SRL

Dongguan Lamex Furniture Co. Ltd.	PRC	Dongguan Lamex Furniture Co. Ltd.

Dongguan Mason Furniture Co. Ltd.	PRC	Dongguan Mason Furniture Co. Ltd.

Global Known Ltd.	Hong Kong	Inactive

Lamex Holdings Ltd.	Hong Kong	Lamex Holdings Ltd.

Lamex Trading Co. Ltd.	Hong Kong	Lamex Trading Co. Ltd.

Allsteel Asia Ltd.	Hong Kong	Allsteel Asia Ltd.

Polden Co. Ltd.	Hong Kong	Polden Co. Ltd.

Lamex China Investment Ltd.	Hong Kong	Lamex China Investment Ltd.

Happy Rich Holdings Ltd.	British Virgin Islands	Happy Rich Holdings Ltd.

Lamex China Development Ltd.	Hong Kong	Lamex China Development Ltd.

Avelpeak International Ltd.	British Virgin Islands	Avelpeak International Ltd.